CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm in the  Registration  Statement on Form

N-1A of Oak Value  Trust and to the use of our report  dated  August 13, 2008 on the Oak  Value  Fund's  (a  series  of  shares  of Oak  Value  Trust)  financial statements and financial  highlights as of and for the year ended June 30, 2008.

Such  financial  statements and financial  highlights  appear in the 2008 Annual

Report to  Shareholders  that is incorporated by reference into the Statement of

Additional Information.


                                         /s/ Briggs, Bunting & Dougherty

                                         BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
OCTOBER 27, 2008